CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of COMFORCE Corporation on Form S-3 (Registration Nos. 033-60403, 333-31167, 333-43321, 333-44351, 333-47941, 333-61789 and 333-74689) and Form S-8
(Registration Nos. 333-32271 and 333-46787) of our report dated February 25, 1999 on our audits of the consoldiated financial statements and financial statement schedule of COMFORCE Corporation and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                        /s/ PricewaterhouseCoopers LLP


                                            PricewaterhouseCoopers LLP
Melville, New York
February 25, 1999